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                                    EXHIBIT 7

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                       Consolidated Report of Condition of
                              THE BANK OF NEW YORK
                    of One Wall Street, New York, N.Y. 10286
                     And Foreign and Domestic Subsidiaries,
                 a member of the Federal Reserve System, at the
                 close of business September 30, 1999, published
                  in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.

                                                                        Dollar Amounts
                                                                         in Thousands
ASSETS
Cash and balance due from depository institutions:
         Noninterest-bearing balances and currency and coin....            $6,394,412
         Interest-bearing balances.............................             3,966,749
Securities:
         Held-to-maturity securities...........................               805,227
         Available-for-sale securities.........................             4,152,260
Federal funds sold and Securities purchased under agreements to
         resell................................................             1,449,439
Loans and lease financing receivables:
         Loans and leases, net of unearned income....37,900,739
         LESS: Allowance for loan and lease losses......572,761
         LESS: Allocated transfer risk reserve...........11,754
         Loans and leases, net of unearned income, allowance,
         and, reserve..........................................            37,316,224
Trading Assets.................................................             1,646,634
Premises and fixed assets (including capitalized leases).......               678,439
Other real estate owned                                                        11,571
Investments in unconsolidated subsidiaries and associated
         companies.............................................               183,038
Customers' liability to this bank on acceptances outstanding...               349,282
Intangible assets..............................................               790,558
Other assets...................................................             2,498,658
                                                                         ------------
Total assets...................................................           $60,242,491
                                                                         ============

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
                                                                        Dollar Amounts
                                                                         in Thousands
LIABILITIES
Deposits:
         In domestic offices...................................           $26,030,231
         Noninterest-bearing.........................11,348,986
         Interest-bearing............................14,681,245
         In foreign offices, Edge and Agreement subsidiaries,
         and, IBFs.............................................            18,530,950
         Noninterest-bearing............................156,624
         Interest-bearing............................18,374,326
Federal funds purchased and Securities sold under agreements
         to repurchase.........................................             2,094,678
Demand notes issued to the U.S. Treasury.......................               232,459
Trading liabilities............................................             2,081,462
Other borrowed money:
         With remaining maturity of one year or less...........               863,201
         With remaining maturity of more than one year
            through three years................................                   449
         With remaining maturity of more than three years......                31,080
Bank's liability on acceptances executed and outstanding.......               351,286
Subordinated notes and debentures..............................             1,308,000
Other liabilities..............................................             3,055,031
                                                                       --------------
Total liabilities..............................................            54,578,827
                                                                       ==============

EQUITY CAPITAL
Common stock...................................................             1,135,284
Surplus  ......................................................               815,314
Undivided profits and capital reserves.........................             3,759,164
Net unrealized holding gains
         (losses) on available-for-sale securities.............              (15,440)
Cumulative foreign currency transaction adjustments............              (30,658)
                                                                       --------------
Total equity capital...........................................             5,663,664
                                                                       --------------
Total liabilities and equity capital...........................           $60,242,491
                                                                       ==============

      I, Thomas J. Mastro, Senior Vice President and Comptroller of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true to the best of my knowledge and belief.

                                                                Thomas J. Mastro

      We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true and correct.

      Thomas A. Renyi   )
      Alan R. Griffith  )   Directors
      Gerald L. Hassell )

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